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                                                                  Rule 424(b)(3)
                                                                      333-112274


           ADDENDUM TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 27, 2004

                                                         Dated: February 1, 2006

                                STATE 0F ISRAEL
                                  $30,000,000
                                MAZEL TOV BONDS

                            _______________________

     The interest rate on each Mazel Tov Bond purchased during the sales period commencing on FEBRUARY 1, 2006 and terminating on FEBRUARY 28, 2006 is 4.40%. The purchase price for each Mazel Tov Bond is $100, and each bond will mature five years after its issue date. The aggregate amount of principal and interest that will be payable upon maturity of each Mazel Tov Bond is $124.

        To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase must be accepted by Israel by FEBRUARY 23, 2006.